Exhibit 99.1

LKQ CORPORATION TO PRESENT AT UPCOMING INVESTOR CONFERENCES

CHICAGO, Illinois, April 12, 2011 — LKQ Corporation (Nasdaq:LKQX) today announced that members of its senior management will be presenting at the following investor conferences:

Baird’s 2011 Growth Conference	May 10, 2011

The Four Seasons Hotel, Chicago, Illinois

Barrington Research Industrial & Business Service Conference	May 24, 2011

The Four Seasons Hotel, Chicago, Illinois

Deutsche Bank 2011 Global Industrials Conference	June 15, 2011
JW Marriott, Chicago, Illinois

Materials used during the presentations will be posted to the Company’s website: www.lkqcorp.com on the day of the conference.

About LKQ Corporation

LKQ Corporation is the largest nationwide provider of aftermarket and recycled collision replacement parts, refurbished collision replacement products such as wheels, bumper covers and lights, and a leading provider of mechanical replacement parts including remanufactured engines, all in connection with the repair of automobiles and other vehicles. LKQ operates more than 325 facilities, offering its customers a broad range of replacement systems, components and parts to repair automobiles and light, medium and heavy-duty trucks.

LKQ also has operations in Canada, Mexico and Central America.

Contact:

Joseph P. Boutross

Director, Investor Relations

312-621-2793

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